DECHERT PRICE & RHOADS
30 ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10112
Tel. (212) 698-3500
Fax (212) 698-3599

March 19, 1997

FFTW Funds, Inc.
in respect of
Money Market Portfolio
200 Park Avenue
New York, New York  10166

Re:	Registration Statement on Form N-14

Dear Sirs:

We refer to the Registration Statement on Form N-14 (the "Registration Statement") relating to the issuance of shares of Common Stock, par value $0.001 per share (the "FFTW Shares"), of the Money Market Portfolio (the "FFTW Portfolio"), a series of FFTW Funds, Inc. (the "Company"), a Maryland corporation, in connection with the proposed Agreement and Plan of Reorganization (the "Agreement"), which provides for all of the assets of the Money Market Portfolio (the "AMT Portfolio"), a series of AMT Capital Fund, Inc., to be transferred to the FFTW Portfolio in exchange for a number of FFTW Shares equal to the number of outstanding shares of the AMT Portfolio, and the distribution of such FFTW Shares to the shareholders of the AMT Portfolio in complete liquidation of the AMT Portfolio on the basis of one FFTW Share (or fraction thereof) for each share (or fraction thereof) of the AMT Portfolio. We have examined the Company's Articles of Incorporation and Bylaws, the relevant proceedings of the Board of Directors of the Company, and such other certificates, instruments, documents and matters of law relating to the Company as we deem necessary in connection with rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions that were submitted to us in draft form, the authenticity of all the documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

On the basis of the foregoing, it is our opinion that the FFTW Shares have been duly authorized and, when issued in accordance with the terms of the Agreement and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                              				Very truly yours,
                                              				/s/ Dechert Price & Rhoads
                                                  Dechert Price & Rhoads